UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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☐         Soliciting Material Pursuant to Rule §240.14a-12

GYRODYNE COMPANY OF AMERICA, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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One Flowerfield, Suite 24 Saint James, New York 11780

Dear Fellow Shareholders:

I cordially invite you to the 2013 annual meeting of shareholders of Gyrodyne Company of America, Inc., which we will hold at Flowerfield Celebrations, Mills Pond Road, Saint James, New York 11780 on December 27, 2013, at 11:00 a.m., Eastern Time. Shareholders of record at the close of business on October 28, 2013, will be entitled to vote at the annual meeting or its adjournment or postponement, if any. The enclosed proxy statement contains information about the meeting and will serve as your guide to the matters on which you will be asked to vote.

At the annual meeting, we will ask you to elect two directors, ratify the appointment of our independent registered public accounting firm for the 2013 fiscal year and, on an advisory basis, to approve certain executive compensation matters and the frequency of future advisory votes on such matters and to consider such other matters as may properly come before the meeting. Our board of directors believes that the proposals being submitted for shareholder action are in the best interests of Gyrodyne and its shareholders and recommends a vote “FOR” each proposal.

As previously announced, on September 12, 2013, our board of directors adopted a plan of liquidation within the meaning of the Internal Revenue Code. We had intended to ask shareholders to authorize a merger transaction designed to effect the company's liquidation for tax purposes at the annual meeting. However, while we continue to pursue the plan of liquidation and have filed preliminary materials with the Securities and Exchange Commission pursuant to which we could seek such authorization, the preliminary materials currently are subject to a review process with the Securities and Exchange Commission and are not available in definitive form for mailing to shareholders at this time. Accordingly, consistent with NASDAQ rules requiring listed companies to hold an annual meeting, we are holding the 2013 annual meeting without seeking authorization of such a merger transaction at this time. We currently anticipate that definitive materials seeking a vote on the merger transaction will be available for consideration by shareholders in connection with a separate meeting to be held in the first half of 2014.

On September 13, 2013, our board of directors declared a special dividend in the amount of $98,685,000, or $66.56 per share of the company's common stock, of which approximately $68,000,000, or $45.86 per share, will be paid in cash. The dividend is payable on December 30, 2013 to shareholders of record as of November 1, 2013. As required by NASDAQ rules governing special dividends of this magnitude, the ex-dividend date will be set one business day following the payment date.

In the special dividend, shareholders of record as of November 1, 2013 will receive, in addition to cash of $68,000,000 ($45.86 per share), interests in a newly formed New York limited liability company, Gyrodyne Special Distribution, LLC. It is expected that such interests collectively will constitute a 99% economic interest in all of Gyrodyne's properties: Flowerfield, Port Jefferson, Cortlandt and Fairfax, which will be subject to an aggregate of $15,000,000 in mortgages payable to a subsidiary of Gyrodyne that will be retained by Gyrodyne, and that Gyrodyne will retain a 1% interest in the limited liability company and will be its managing member. The limited liability company interests will not be transferable except in extremely limited circumstances. Prior to the distribution, it is expected that our board of directors will determine that such limited liability company interests in the aggregate (representing the value of the 99% interest in the properties less the mortgages payable) are valued in good faith at $30,685,000 ($20.70 per share) or more. Thus, all required distributions of REIT income for 2012 required to be made under applicable laws will be made by means of such special dividend. As previously announced, final details of the special dividend and arrangements between Gyrodyne and the limited liability company will be announced by press release (which will be included in a Current Report on Form 8-K filed with the Securities and Exchange Commission) on or prior to December 27, 2013.

Assuming the plan of liquidation is effected within two years from the date of its adoption, September 12, 2013, the distribution of the limited liability company interests and the $45.86 per share in cash will be treated as a return of capital to shareholders of the company up to each shareholder's basis in its shares, and any excess will be subject to taxation on a capital gains basis.

Your vote is very important to us and it is important that your shares be represented at the annual meeting. Whether or not you plan to attend the annual meeting, I encourage you to promptly vote your shares by proxy by following the instructions in the proxy statement. If you are able to attend the meeting and wish to vote in person, you may withdraw your proxy at that time.

If you have any questions or need assistance voting your shares of Gyrodyne common stock, please call MacKenzie Partners, Inc., our proxy solicitor, toll-free at 1-800-322-2885.

Thank you for your continued support of Gyrodyne. I look forward to seeing you at the meeting.

Sincerely,

Paul L. Lamb
Chairman of the Board of Directors

Important Information for Investors and Shareholders

This communication does not constitute a solicitation of any vote or approval. The implementing transaction related to the plan of liquidation will be submitted to Gyrodyne's shareholders for their consideration. In connection with the proposed transaction, Gyrodyne will file a proxy statement with the SEC. GYRODYNE SHAREHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND RELATED DOCUMENTS CAREFULLY (WHEN THEY BECOME AVAILABLE) AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. The proxy statement and other documents containing other important information about Gyrodyne filed or furnished to the SEC (when they become available) may be read and copied at the SEC's public reference room located at 100 F Street, N.E., Washington, D.C. 20549. Information on the operation of the Public Reference Rooms may be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website, www.sec.gov, from which any electronic filings made by Gyrodyne may be obtained without charge. In addition, investors and shareholders may obtain copies of the documents filed with or furnished to the SEC upon oral or written request without charge. Requests may be made in writing by regular mail by contacting Gyrodyne at the following address: One Flowerfield, Suite 24, St. James, NY 11780, Attention: Investor Relations. The proxy statement also will be available on the Company's web site located at www.gyrodyne.com.

Gyrodyne and its directors, executive officers and employees and other persons may be deemed to be participants in the solicitation of proxies in respect of the transaction. Information regarding Gyrodyne's directors and executive officers and their ownership of Gyrodyne common stock is available in Gyrodyne's proxy statement for its 2013 meeting of stockholders, as filed with the SEC on Schedule 14A on the date of this letter. Other information regarding the interests of such individuals as well as information regarding Gyrodyne's directors and officers will be available in the proxy statement when it becomes available. These documents can be obtained free of charge from the sources indicated above

This proxy statement is dated November 27, 2013 and is first being mailed to shareholders on or about November 29, 2013.

One Flowerfield, Suite 24 Saint James, New York 11780	NOTICE OF ANNUAL MEETING OF SHAREHOLDERS to be held on December 27, 2013

NOTICE IS HEREBY GIVEN, pursuant to the by-laws, that the annual meeting of shareholders (the “annual meeting”) of Gyrodyne Company of America, Inc. (the “Company” or “Gyrodyne”) will be held at Flowerfield Celebrations, Mills Pond Road, Saint James, New York 11780, on December 27 , 2013, at 11:00 a.m., Eastern Time.

At the annual meeting, shareholders will be asked to consider and vote upon the following proposals and to transact such other business as may properly come before the annual meeting or any adjournment thereof:

Proposal 1  — to elect two (2) directors to a three-year term of office, and until their successors shall be duly elected and qualified;

Proposal 2  — to approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers, as disclosed in this proxy statement;

Proposal 3  — to determine, by a non-binding advisory vote, the frequency of future advisory votes on the compensation of the Company’s named executive officers; and

Proposal 4  — to ratify the engagement of Baker Tilly Virchow Krause, LLP (successor to Holtz Rubenstein Reminick LLP) as independent accountants of the Company and its subsidiaries for the 2013 fiscal year.

Our board of directors unanimously recommends that you vote “FOR” each of proposals 1,2 and 4 and “three years” on proposal 3.

Each of the proposals is described more fully in the proxy statement accompanying this notice, which you are urged to read carefully.

Our board of directors has fixed the close of business on October 28, 2013 as the record date for determining shareholders entitled to receive notice of, and to vote at, the annual meeting or any adjournment or postponement thereof. In addition to this notice, enclosed in this mailing are the proxy statement, proxy card, Annual Report on Form 10-K and attendance registration form.

To obtain an admittance card for the annual meeting, please complete the enclosed attendance registration form and return it with your proxy card. If your shares are held by a bank or broker, you may obtain an admittance card by returning the attendance registration form your bank or broker forwarded to you. If you do not receive an attendance registration form, you may obtain an admittance card by sending a written request, accompanied by proof of share ownership, to the undersigned. For your convenience, we recommend that you bring your admittance card to the annual meeting so you can avoid registration and proceed directly to the annual meeting. However, if you do not have an admittance card by the time of the annual meeting, please bring proof of share ownership to the registration area where our staff will assist you.

YOUR VOTE IS IMPORTANT

ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON.  HOWEVER, WE ENCOURAGE YOU TO SIGN, DATE AND PROMPTLY RETURN THE PROXY CARD IN THE ENCLOSED ENVELOPE, REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE MEETING.  GIVING YOUR PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING, BUT WILL HELP ASSURE A QUORUM AND AVOID FURTHER PROXY SOLICITATION COSTS.   ATTENDANCE AT THE ANNUAL MEETING IS LIMITED TO SHAREHOLDERS, THEIR PROXIES AND INVITED GUESTS OF THE COMPANY. FOR IDENTIFICATION PURPOSES, “STREET NAME” SHAREHOLDERS WILL NEED TO BRING A COPY OF A BROKERAGE STATEMENT REFLECTING STOCK OWNERSHIP AS OF THE RECORD DATE.

By Order of the Board of Directors,

Peter Pitsiokos
Corporate Secretary
November 27, 2013

In addition to delivering the proxy materials for the Annual Meeting to shareholders by mail, this proxy statement also is available at http://www.gyrodyne.com/proxy.php

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CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

This proxy statement and the documents incorporated by reference into this proxy statement contain forward-looking statements about Gyrodyne within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Statements containing the words “believes,” “anticipates,” “estimates,” “expects,” “intends,” “plans,” “seeks,” “will,” “may,” “should,” “would,” “projects,” “predicts,” “continues” and similar expressions or the negative of these terms constitute forward-looking statements that involve risks and uncertainties. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and they are included in this proxy statement for the purpose of invoking these safe harbor provisions. Such statements are based on current expectations and are subject to risks, uncertainties and changes in condition, significance, value and effect. Such risks, uncertainties and changes in condition, significance, value and effect could cause Gyrodyne’s actual results to differ materially from anticipated results, such as risks and uncertainties relating to the process of exploring strategic alternatives, risks associated with our ability to implement the Plan of Liquidation, the risk that the proceeds from the sale of our assets may be substantially below the Company’s estimates, the risk that the proceeds from the sale of our assets may not be sufficient to satisfy our obligations to our current and future creditors, the risk of shareholder litigation against the Plan of Liquidation and other unforeseeable expenses related to the proposed liquidation, the tax treatment of condemnation proceeds, the effect of economic and business conditions, risks inherent in the real estate markets of Suffolk and Westchester Counties in New York, Palm Beach County in Florida and Fairfax County in Virginia, the ability to obtain additional capital to develop the Company’s existing real estate and other risks detailed from time to time in the Company’s SEC reports. Except as may be required under federal law, we undertake no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur.

THE ANNUAL MEETING

We are furnishing this proxy statement to you as part of the solicitation of proxies by our board of directors for use at the annual meeting.

Date, Time and Place

The annual meeting will be held at Flowerfield Celebrations, Mills Pond Road, Saint James, New York 11780 on December 27, 2013, at 11:00 a.m., Eastern Time.

Purpose

At the annual meeting, shareholders will be asked to consider and vote upon the following proposals and to transact such other business as may properly come before the annual meeting or any adjournment thereof:

Proposal 1  —    to elect two (2) directors to a three-year term of office, and until their successors shall be duly elected and qualified;

Proposal 2  —    to approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers, as disclosed in this proxy statement;

Proposal 3  —    to determine, by a non-binding advisory vote, the frequency of future advisory votes on the compensation of the Company’s named executive officers; and

Proposal 4  —    to ratify the engagement of Baker Tilly as independent accountants of the Company and its subsidiaries for the 2013 fiscal year.

Our board of directors unanimously recommends that you vote “FOR” each of proposals 1, 2 and 4, and “three years” on proposal 3.

Record Date; Stock Entitled to Vote; Quorum

All shareholders who hold Common Stock of record at the close of business on the record date, October 28, 2013, are entitled to notice of and to vote at the annual meeting. Each share of Common Stock issued and outstanding on the record date is entitled to one vote at the annual meeting on each proposal presented. Shareholders do not have cumulative voting rights. A quorum will be present at the annual meeting if a majority of the outstanding Common Stock entitled to vote at the annual meeting are represented in person or by proxy.

On the record date, 1,482,680 shares of Common Stock were issued and outstanding and held by 1,597 holders of record. This proxy statement and the enclosed proxy card are being mailed starting on or about November 29, 2013.

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Votes Required

Proxies solicited by our board of directors will be voted in accordance with the instructions given therein. Where no instructions are indicated, proxies will be voted “FOR” the election of the nominees for director, “FOR” the advisory approval of executive compensation, “FOR” every three (3) years for the advisory determination on the frequency of the advisory vote on executive compensation, and “FOR” the ratification of the engagement of independent accountants.

Proposal 1.   A plurality of the votes cast by the holders of shares of Common Stock entitled to vote thereon is required for the election of each director in Proposal 1, meaning that the two individuals receiving the most votes will be elected. A majority vote is not required.

Proposal 2.   An affirmative vote of the holders of a majority of shares of Common Stock either present in person or represented by proxy and entitled to vote thereon is required to approve Proposal 2. Abstentions and broker non-votes will have no effect.

Proposal 3.   A plurality of the votes cast by the holders of shares of Common Stock either present in person or represented by proxy and entitled to vote thereon is required to approve Proposal 3.

Proposal 4.   Proposal 4 will be decided by a majority of the votes cast in favor of or against the proposal by the holders of shares of Common Stock entitled to vote thereon. A shareholder who abstains from voting on Proposal 4 will be included in the number of shareholders present at the annual meeting for the purpose of determining the presence of a quorum. Abstentions will not be counted, however, either in favor of or against Proposal 4.

Proxies

Except for certain items for which brokers are prohibited from exercising their discretion, a broker who holds shares in “street name” has the authority to vote on routine items when it has not received instructions from the beneficial owner. Where brokers do not have or do not exercise such discretion, the inability or failure to vote is referred to as a “broker non-vote.” If the broker returns a properly executed proxy, the shares are counted as present for quorum purposes. If the broker crosses out, does not vote with respect to, or is prohibited from exercising its discretion, resulting in a broker non-vote, the effect of the broker non-vote on the result of the vote depends upon whether the vote required for that proposal is based upon a proportion of the votes cast (no effect) or a proportion of the votes entitled to be cast (effect of a vote against). If the broker returns a properly executed proxy, but does not vote or abstain with respect to a proposal and does not cross out the proposal, the proxy will be voted “FOR” all of the proposals and in the proxy holder’s discretion with respect to any other matter that may come before the meeting or any adjournments or postponements thereof. Approval of the sale of all of the assets of a corporation and the dissolution of a corporation are both matters for which brokers are prohibited from exercising their discretion.

At the time this proxy statement was mailed to shareholders, management was not aware of any matter other than the matters described above that would be presented for action at the annual meeting. The shares shall be voted in the discretion of the proxies on such other matters as may properly come before the meeting or any adjournment thereof.

In addition to sending you these materials, some of the Company’s directors and officers as well as management and non-management employees may contact you by telephone, mail, e-mail, or in person. You may also be solicited by means of press releases issued by the Company and postings on the Company’s website, www.gyrodyne.com. None of the Company’s officers or employees will receive any extra compensation for soliciting you. The Company has retained MacKenzie Partners, Inc. to assist the Company in soliciting your proxy for an estimated fee of $6,500 plus reasonable out-of-pocket expenses. MacKenzie Partners expects that approximately 25 of its employees will assist in the solicitation. MacKenzie Partners will ask brokerage houses and other custodians and nominees whether other persons are beneficial owners of shares of Common Stock. If so, the Company will reimburse banks, nominees, fiduciaries, brokers and other custodians for their costs of sending the proxy materials to the beneficial owners of shares of Common Stock.

Any shareholder executing the enclosed proxy card has the right to revoke it at any time prior to its exercise by delivering to the Company a written revocation or a duly executed proxy card bearing a later date, or by attending the annual meeting and voting in person. However, if you are a shareholder whose shares are not registered in your own name, you will need appropriate documentation from your record holder to attend the annual meeting and to vote personally at the annual meeting.

DISCUSSION OF PROPOSALS TO BE CONSIDERED AT THE ANNUAL MEETING

PROPOSAL 1: ELECTION OF DIRECTORS

The By-laws of the Company provide that there shall be not less than three (3), nor more than nineteen (19), directors. Our board of directors is divided into three (3) classes of directors serving staggered terms of office with each class to consist, as nearly as possible, of one-third of the total number of directors constituting our entire board of directors. Upon the expiration of the term of office for a class of directors, the nominees for that class will stand for election to three-year terms to serve until the election and qualification of their successors. At the annual meeting, two (2) directors of the Company are to be elected to three-year terms, each to serve until his successor is elected and has been qualified. Our board of directors of the Company has nominated Ronald J. Macklin and Philip F. Palmedo to three-year terms, upon the recommendation of our Nominating Committee. Both nominees are members of our present board of directors of the Company, with terms expiring at the annual meeting. Each properly executed proxy card received will be voted in accordance with the instruction given thereon.

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Where no instructions are indicated, proxies will be voted “ FOR ” the election of the foregoing two (2) nominees as directors to serve three-year terms or until their respective successors shall be elected and shall qualify. The nominees have consented to be named as nominees in this proxy statement and to serve as directors if elected.

Should any nominee become unable or unwilling to accept a nomination for election, the persons named in the enclosed proxy card will vote for the election of a nominee designated by our board of directors.

(a)          Information concerning the nominees and continuing directors of the Company, showing the principal occupation, year when first elected as a director of the Company, and term of office, is as follows:

Name & Principal Occupation or Employment	Age	First Became a Director	Current Board Term Expires
Nominees for Election
Ronald J. Macklin	51	2003	2013
Vice President and Deputy General Counsel, National Grid Director of the Company
Philip F. Palmedo	79	1996	2013
President of Palmedo Associates Director of the Company
Continuing Directors
Elliot H. Levine	60	2004	2014
CPA and Senior Member of Levine & Seltzer, LLP Director of the Company
Paul L. Lamb	68	1997	2015
Partner of Lamb & Barnosky, LLP Chairman of the Board of Directors of the Company
Nader G. M. Salour	55	2006	2015
Principal, Cypress Realty of Florida, LLC Director of the Company
Richard B. Smith	59	2002	2015
Vice President, Commercial Banking Division, First National Bank of L.I. Director of the Company

(b)          Business Experience

Paul L. Lamb, age 68, has been a director since 1997 and became Chairman of our board of directors on March 14, 1999. He is a founding partner of the law firm Lamb & Barnosky, LLP, where he has practiced law since 1984; a past President of the Suffolk County Bar Association; and a Dean of the Suffolk Academy of Law. He holds a B.A. from Tulane University, a J.D. from the University of Kentucky and an LL.M. from the University of London, England. Our board of directors concluded that Mr. Lamb should serve as a director of the Company because he is an experienced attorney in all phases of finance and real estate development, which skill set brings extraordinary value in light of the Company’s business and structure.

Philip F. Palmedo, age 79, was appointed to our board of directors in July 1996. Mr. Palmedo has been President of the management consulting firm Palmedo Associates since 1980 and from 1988 to 1991 was Managing Director and President of Kepler Financial Management. From 1978 to 2000, he was Chairman of International Resources Group, an international professional services firm, and, from 1992 to 1997, was President of the Long Island Research Institute. He was a founder of all four companies. In addition, Mr. Palmedo has been a director of Lixte Biotechnology Holdings, Inc., since 2005. Mr. Palmedo has shepherded numerous fledgling businesses in financial and technological markets and completed several financing agreements. He received his B.A. degree from Williams College and his M.S. and Ph.D. degrees from M.I.T. Our board of directors concluded that Mr. Palmedo should serve as a director of the Company because of his extensive background in successfully guiding a number of entities from initial formation to value recognition.

Elliot H. Levine, age 60, was appointed to our board of directors in October 2004. Mr. Levine is a founding member of the accounting firm Levine & Seltzer, LLP Certified Public Accountants, and a graduate (1975) of Queens College, City University of New York. He became a member of the American Institute of Certified Public Accountants in February 1978. Mr. Levine’s work experience includes five years at Arthur Young, eleven-and-a-half years as partner and director of taxes of Leslie Sufrin & Co. P.C., a one-year tenure as senior tax manager at Margolin, Winer & Evans CPAs and over 16 years as senior member of Levine & Seltzer. Our board of directors concluded that Mr. Levine should serve as a director of the Company because of his 34 years of experience as a certified public accountant and in the real estate industry and field of taxation.

Richard B. Smith, age 59, was appointed to our board of directors in November 2002. Mr. Smith has been a Vice President in the Commercial Banking Division of the First National Bank of Long Island since February 2006. He previously served as Senior Vice President for Private Banking at Suffolk County National Bank from May 2000 to February 2005. Previously, he worked for 10 years at Key Bank (Dime Savings

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Bank) and for three (3) years at L.I. Trust/Apple Bank. He received an MBA in Finance from SUNY Albany in 1983. Mr. Smith serves as the Mayor of the Incorporated Village of Nissequogue and as a Trustee of the Smithtown Historical Society. He is also a former Trustee for St. Catherine’s Medical Center in Smithtown, New York. Our board of directors concluded that Mr. Smith should serve as a director of the Company because of his background in both the Long Island financial sector and his role in, and experience with, local government issues and zoning matters.

Ronald J. Macklin, age 51, was appointed to our board of directors in June 2003. Mr. Macklin currently serves as Vice President and Deputy General Counsel for National Grid and formerly KeySpan Corporate Services, where he has held various positions within the Office of General Counsel since 1991. Previously, he was associated with the law firms of Rosenman & Colin and Cullen & Dykman. He received a B.A. degree from Stony Brook University and his Juris Doctorate from Union University’s Albany Law School. Our board of directors concluded that Mr. Macklin should serve as a director of the Company because of his legal expertise, which includes his legal experience in corporate transactions, real estate matters, litigation, compliance and business ethics.

Nader G.M. Salour, age 55, was appointed to our board of directors in October 2006 and then elected by the shareholders at the Company’s annual meeting in December 2006. Mr. Salour has been a Principal of Cypress Realty of Florida since 2000. He served as President of Abacoa Development Company from June 1996 to June 2006, and has served as a Director of Abacoa Partnership for Community since December 1997, and as a Director of the Economic Council of Palm Beach County since 2004. Our board of directors concluded that Mr. Salour should serve as a director of the Company because of his extensive experience in the real estate industry, including development, construction, project analysis and financing.

OUR BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE
ELECTION OF THE NOMINEES FOR DIRECTOR. THIS IS IDENTIFIED AS ITEM 1 ON
THE ENCLOSED PROXY CARD.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Principal Shareholders

The following table contains Common Stock ownership information for persons, other than the Company’s directors and executive officers, known by the Company to own beneficially more than 5% of the Company’s Common Stock, as of November 25, 2013. In general, beneficial ownership includes those shares that a person has the power to vote, sell or otherwise dispose of. Beneficial ownership disclosure rules require Companies to include in Common Stock ownership information that number of shares which an individual has the right to acquire (such as stock options) within 60 days of the date this table was prepared; none of the persons included in the following table have any such rights. Two or more persons may be considered the beneficial owner of the same shares. We obtained the information provided in the following table from filings with the SEC and from information otherwise provided to the Company. Except as otherwise indicated, each person and each group shown in the table has sole voting and investment power with respect to the shares of Common Stock listed next to their name. In this proxy statement, “voting power” is the power to vote or direct the voting of shares, and “investment power” is the power to dispose or direct the disposition of shares.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Common Stock
Bulldog Investors Brooklyn Capital Management Phillip Goldstein Andrew Dakos	154,824	(1)	10.44
60 Heritage Drive Pleasantville, NY 10570
Newtyn Management, LLC	110,000	(2)	7.46
599 Lexington Avenue, 41st Floor New York, New York 10022
Leap Tide Capital Management, Inc. Jan Loeb	95,889	(3)	6.47
10451 Mill Run Circle Owings Mills, MD 21117

(1)         On December 20, 2012, Bulldog Investors, Brooklyn Capital Management, Phillip Goldstein and Andrew Dakos filed a joint Schedule 13D/A with the SEC stating that Bulldog Investors, a group of investment funds, Brooklyn Capital Management, Phillip Goldstein and Andrew

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Dakos (collectively, “Bulldog”) beneficially own an aggregate of 154,824 shares of Common Stock. As set forth in the Schedule 13D/A, power to dispose and vote securities resides either with Mr. Goldstein, Mr. Dakos or with clients.

On March 14, 2012, our board of directors resolved that, for a period terminating not later than September 19, 2014, the purchase of additional shares by Bulldog and its affiliates shall not, by itself, cause the purchase rights under the Company’s Shareholder Rights Plan to become exercisable so long as Bulldog does not become the owner of 23% or more of the shares of Common Stock.

(2)         Newtyn Management, LLC reported its share ownership in a Form 13F-HR filed with the SEC on November 14, 2013.

(3)         On February 12, 2010, Leap Tide Capital Management, Inc. and Jan Loeb filed a Schedule 13G/A with the SEC stating that each reporting person beneficially owns 94,666 shares of Common Stock with the sole power to vote or direct the vote and to dispose or direct the disposition of all shares. Based on information received from Mr. Loeb in February 2012, Leap Tide Management, Inc. and Jan Loeb own 95,889 shares of Common Stock.

Security Ownership of Directors, Nominees and Executive Officers

The following table sets forth as of November 25, 2013, the outstanding voting securities beneficially owned by the directors, director nominees and named executive officers individually and the number of shares owned by directors and executive officers as a group. Except as otherwise indicated, each person and each group shown in the table has sole voting and investment power with respect to the shares of Common Stock listed next to their name.

Name, Position(s) with the Company	Amount and Nature of Beneficial Ownership (1)		Percent of Common Stock
Paul L. Lamb, Chairman of the Board of Directors	29,578	(2)	1.99%
Philip F. Palmedo, Director	15,650	(3)	1.06%
Peter Pitsiokos, Chief Operating Officer, Chief Compliance Officer and Secretary	0	(4)	*
Nader G.M. Salour, Director	194		*
Richard B. Smith, Director	1,000		*
Ronald J. Macklin, Director	66		*
Elliot H. Levine, Director	137		*
Gary J. Fitlin, Chief Financial Officer and Treasurer	0		*
Frederick C. Braun III, President and Chief Executive Officer	0		*
All Directors and Executive Officers as a Group (Nine (9) Persons)	46,625		3.14	%(5)

*	Less than one percent of the total shares of outstanding stock.

(1)	For a definition of “beneficial ownership” see “ — Principal Shareholders .”

(2)	Consists of 2,277 shares held by Lamb & Barnosky, LLP Profit Sharing Plan, 11,923 shares held by the Paul L. Lamb, P.C. Defined Benefit Plan and 15,378 shares in an IRA account. Mr. Lamb is a Trustee of the Profit Sharing Plan and the Defined Benefit Plan.

(3)	Does not include his wife’s ownership of 4,125 shares, or 400 shares in a trust for two relatives for which he is the Trustee, in which he denies any beneficial interest.

(4)	Does not include his wife’s ownership of 7 shares, in which he denies any beneficial interest.

(5)	The percent of Common Stock is calculated on the basis of the number of shares outstanding, which is 1,482,680 as of November 27, 2013.

INFORMATION ABOUT OUR BOARD OF DIRECTORS AND MANAGEMENT

Board Meeting Attendance

There were eight (8) regular and special meetings of our board of directors during the fiscal year ended December 31, 2012. Each director attended at least 75% of the aggregate of the total number of meetings of our board of directors and meetings held by all committees of our board of directors on which such director served during the fiscal year ended December 31, 2012.

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Independence

Each of the members of and nominees for election to our board of directors are independent directors as defined by the listing requirements of NASDAQ. The directors deemed to be independent under the independence standards of NASDAQ are Messrs. Lamb, Levine, Macklin, Palmedo, Salour and Smith, and formerly, Mr. Bhatia.

Committees

Our board of directors has established the following committees:

The Company has a separately-designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Exchange Act, and its current members are Messrs. Smith (Chairman), Levine and Macklin. The Audit Committee meets with the Company’s independent auditors and management quarterly to review financial results, audited and unaudited financial statements (as the case may be), internal financial controls and procedures and audit plans and recommendations. The Audit Committee also recommends the selection, retention or termination of the Company’s independent auditors, approves services to be provided by the independent public accountants and evaluates the possible effect the performance of such services will have on the accountants’ independence. The Company has adopted a written charter for the Audit Committee, which is available on the Company’s website, www.gyrodyne.com. All of the members of the Audit Committee are independent directors as defined by the listing requirements of NASDAQ. The Audit Committee met four (4) times during the fiscal year ended December 31, 2012. All members of the Audit Committee are “financially literate” within the meaning of SEC regulations and NASDAQ rules. Our board of directors has determined that at least one member, Mr. Levine, a CPA, qualifies as an “audit committee financial expert” as a result of relevant experience as a partner in the accounting firm of Levine & Seltzer, LLP. In addition, Mr. Levine has 12.5 years of accounting experience as a partner and director of taxes at Leslie Sufrin & Co. P.C. as well as several other years of experience in the field of public accounting.

The Compensation Committee of the Company’s board of directors consists of Messrs. Lamb, Levine, Macklin, Palmedo, Salour and Smith, all of whom our board of directors has determined are independent pursuant to the listing requirements of NASDAQ. The Compensation Committee oversees and administers the Company’s executive compensation programs and is therefore responsible for establishing guidelines and making recommendations for all compensation paid to executive officers and directors. The Compensation Committee adopted a charter in March of 2012, which is available on the Company’s website, www.gyrodyne.com, and is also attached to this Proxy Statement as Annex A. The Compensation Committee also negotiates the terms of all employment arrangements with executive officers which may include compensation arrangements designed to reward management for achieving certain performance goals and which are revisited on an as needed basis. The Compensation Committee met two (2) times during the fiscal year ended December 31, 2012. During the fiscal year ended December 31, 2012, the members of the Compensation Committee were Messrs. Levine (Chairman), Palmedo, and Salour. The Company’s compensation program for executives is intended to motivate and retain key executives to manage the business affairs of the Company in the best interests of the Company and its shareholders. Beginning in 2006, the overriding objective of the Company’s executive compensation program has been to incentivize management to carry out the Company’s strategic plan for the future direction of the Company. The goal of the strategic plan, which was first announced at the Company’s annual shareholder meeting in December 2005, is to position the Company so that it is best able to achieve one or more shareholder liquidity events in a reasonable period of time that would put the maximum amount of cash or marketable securities in the hands of the Company’s shareholders in a tax efficient manner. The plan calls for achieving this objective by pursuing a conversion to a real estate investment trust (completed), reinvestment in a tax efficient manner of the $26 million received from New York State as an advance payment for the 245.5 acres of Flowerfield taken by eminent domain (completed), vigorous pursuit of maximum value from the State of New York for the 245.5 acres of Flowerfield taken by eminent domain (completed) and maximization of the value for the remaining 68 acres at Flowerfield. On September 12, 2013, our board of directors approved the Plan of Liquidation and on September 13, 2013, our board of directors declared a special dividend in the amount of $98,685,000, or $66.56 per share of the company's common stock (the “Special Dividend”).

The Nominating Committee consists entirely of non-employee directors and recommends guidelines to our board of directors regarding the size and composition of our board of directors and criteria for the selection of nominees. It also recommends the slate of director nominees to be included in this proxy statement and recommends candidates for vacancies which may occur. The Nominating Committee has a written charter, which is available on the Company’s website, www.gyrodyne.com. Each member of the Nominating Committee is an independent director as defined by the listing standards of NASDAQ. The Nominating Committee will accept for consideration shareholders’ nominations for directors if made in writing and otherwise in accordance with the procedures set forth in Sections 313 and 314 of the Company’s By-laws. The nominee’s written consent to the nomination and sufficient background information on the candidate must be included to enable the Nominating Committee to make proper judgments as to his or her qualifications. Nominations must be addressed to the Corporate Secretary of the Company at the Company’s headquarters and must be received no later than the deadline for submissions of shareholders’ proposals in order to be considered for the next annual election of directors. The Nominating Committee believes that having directors with relevant experience in business and industry is beneficial and the Nominating Committee seeks to monitor the skills and experience of the Company’s directors. Our board of directors does not have a formal policy with respect to diversity. All identified candidates, including shareholder-proposed candidates, are evaluated by the Nominating Committee using generally the same methods and criteria, although those methods and criteria are not standardized and may vary from time to time. The Company typically engages the services of third parties to perform background examinations of potential nominees, for which the Company pays a fee, in order to assist the Nominating Committee in its

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evaluation. The Nominating Committee met one (1) time during the fiscal year ended December 31, 2012, and its members currently are Messrs. Levine (Chairman) and Salour.

The Strategic Alternatives Committee of our board of directors was formed in 2012 to manage the process of exploring strategic alternatives for the Company and to make recommendations to the full board. Messrs. Bhatia (Chairman), Levine, Macklin and Salour were appointed by the board of directors to serve as the members of the Strategic Alternatives Committee because of their strategic transactional and corporate tax experience. On September 26, 2013, Mr. Bhatia resigned from our board of directors and the committees on which he served, effective immediately, to pursue other opportunities. The Committee met over 40 times between August 2012 and August 2013 and made regular reports on the strategic review process to the full board of directors.

Shareholder Communications with our Board of Directors

Other than in connection with the strategic process, where our board of directors had designated Naveen Bhatia as the contact for shareholder communications until his resignation from the board of directors on September 26, 2013, our board of directors does not currently provide a process for shareholders to send communications to our board of directors or any of the directors. The Company believes that senior management, as opposed to individual directors, provides the public voice of the Company, and that shareholders can effectively communicate with the Company by contacting the management of the Company through either regular mail, telephone, email or in person. Shareholders also have meaningful access to our board of directors through the shareholder proposal process, which is described below in “2014 Shareholder Proposals.”

Board Leadership Structure and Oversight of Risk Management

The current leadership structure of our board of directors reflects a separation of the roles of chairman and principal executive officer. This leadership structure is intended to provide our board of directors with an appropriate level of independence from management and encourage a high degree of autonomy within our board of directors. Our board of directors, as a whole and through its committees, oversees the Company’s risk management process, including operational, financial, legal, and strategic risks. The Audit Committee assists our board of directors in the oversight of the risk management process. In addition, our board of directors is guided by management presentations at meetings of our board of directors and throughout the fiscal year that serve to provide visibility to our board of directors about the identification, evaluation and management of risks the Company is facing as well as how to mitigate such risks.

Attendance Policy for Directors at Annual Shareholder Meetings

The Company encourages, but does not require, all of its directors to attend annual shareholders meetings of the Company. Last year all of the directors were in attendance at the annual meeting of the Company’s shareholders.

REPORT OF THE AUDIT COMMITTEE

Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act or the Exchange Act that might incorporate future filings or this proxy statement, this Report of the Audit Committee of our board of directors does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any of the Company’s other filings under the Exchange Act, except to the extent that we specifically incorporate this Report by reference in such other filings. Pursuant to rules of the SEC and FINRA, the Audit Committee of Gyrodyne Company of America, Inc. has issued the following report and affirmed that:

(i)                We have reviewed and discussed with management the audited financial statements for fiscal year ended December 31, 2012.

(ii)               The Company’s independent accountants have discussed with the Audit Committee the conduct of the audit of the Company’s financial statements and have represented to the Audit Committee that their presentations include all matters required to be discussed by Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees,” and Rule 2-07 of Regulation S-X. The Audit Committee has met with our independent accountants, Baker Tilly, with and without management present, to discuss the overall scope of Baker Tilly’s audit, the results of its examinations, and the overall quality of its financial reporting. The Audit Committee has reviewed and discussed the audited financial statements with management and management has represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the U.S.

(iii)              We have received from the Company’s independent accountants the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence and we have discussed with the independent accountants its independence with respect to the Company.

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(iv)              Based on the review and discussions referred to above, we recommended to our board of directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 for filing with the SEC.

Members of the Audit Committee

Richard B. Smith (Chairman)
Elliot H. Levine
Ronald J. Macklin

EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES WHO ARE NOT DIRECTORS

Frederick C. Braun III, 72, joined the Company in February 2013 as its Chief Executive Officer. He is currently the Chairman of the Brookhaven Industrial Development Agency (“Brookhaven IDA”), a public benefit corporation of the State of New York that assists in the acquisition, construction, reconstruction, and equipping of commercial and industrial facilities, and he has served in such capacity for approximately 25 years. Mr. Braun also serves as a member ex-officio on the Brookhaven IDA’s Audit, Finance and Governance Committees. From 2000 to September 2009, Mr. Braun served as Executive Vice President of State Bank of Long Island, a commercial bank subsidiary of State Bancorp, Inc. (acquired by Valley National Bancorp effective January 1, 2012). Mr. Braun earned a BS degree in Finance from Lehigh University.

Gary J. Fitlin, age 47, joined the Company in October 2009 as its Chief Financial Officer and Treasurer. On August 17, 2012, Mr. Fitlin was also appointed Interim President and Chief Executive Officer following the resignation of Stephen V. Maroney from such positions; he held that position until Mr. Braun’s appointment in February 2013. Prior to joining the Company, Mr. Fitlin was Director of Accounting Implementation for Lexington Realty Trust, a publicly traded real estate investment trust on the NYSE, from July 2006 to March 2008, where he was responsible for mergers and acquisitions. Prior to that, Mr. Fitlin served as Vice President and Corporate Controller for Source Media (f/k/a Thomson Media), a publisher and software solution provider, from June 2005 to July 2006, where he was responsible for global accounting, management reporting, tax compliance and planning, financial systems, risk management and contract administration. Prior to that, he served as a senior financial officer for various publicly traded companies where he was responsible for mergers and acquisitions, global accounting, management reporting, tax compliance and planning, financial systems, risk management and contract administration. He is a Certified Public Accountant, an alumnus of Arthur Andersen & Co., and holds a BS degree in Accounting and Economics from the State University of New York at Oswego.

Peter Pitsiokos, age 53, joined the Company in July 1992 as its Assistant Secretary and served as its General Counsel from 1992-2004. He has been the Company’s Chief Operating Officer and Chief Compliance Officer since 2004. He has also been Secretary of the Company for over five years. Mr. Pitsiokos was formerly the Executive Assistant District Attorney in Suffolk County, New York. He also served as the Assistant Director of Economic Development and the Director of Water Resources in the Town of Brookhaven. Mr. Pitsiokos also maintained a private law practice in which he represented several national and local owners, managers and developers of real estate. He holds a law degree from Villanova University and a BA degree from Stony Brook University.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis describes the principles underlying the material components of our executive compensation program for our executive officers, including the Named Executive Officers in the “Summary Compensation Table” below. We also provide an overview of the overall objectives of the program and the factors relevant to an analysis of these policies and decisions.

The Compensation Committee of the Company’s board of directors consists of Messrs. Lamb, Levine, Macklin, Palmedo, Salour and Smith, all of whom our board of directors has determined are independent pursuant to the listing requirements of NASDAQ. The Compensation Committee oversees and administers the Company’s executive compensation programs and is therefore responsible for establishing guidelines and making recommendations for all compensation paid to executive officers and directors. The Compensation Committee adopted a charter in March of 2012, which is available on the Company’s website, www.gyrodyne.com. The Compensation Committee also negotiates the terms of all employment arrangements with executive officers which may include compensation arrangements designed to reward management for achieving certain performance goals and which are revisited on an as needed basis.

The Company’s compensation program for executives is intended to motivate and retain key executives to manage the business affairs of the Company in the best interests of the Company and its shareholders. Beginning in 2006, the overriding objective of the Company’s executive compensation program has been to incentivize management to carry out the Company’s strategic plan for the future direction of the Company. The goal of the strategic plan, which was first announced at the Company’s annual shareholder meeting in December 2005, is to position the Company so that it is best able to achieve one or more shareholder liquidity events in a reasonable period of time that would put the maximum amount of cash or marketable securities in the hands of the Company’s shareholders in a tax efficient manner. The plan called for achieving this objective by pursuing a conversion to a real estate investment trust (completed), reinvestment in a tax efficient manner of the $26 million received from New York State which the Company treated as an advance payment for the 245.5 acres of Flowerfield taken by eminent domain (completed) and maximization of the value for the remaining 68 acres at Flowerfield. On September 12, 2013, our board of directors approved the Plan of Liquidation and on September 13, 2013, our board of directors declared the Special Dividend.

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The Company’s executive officers are Frederick C. Braun III, our President and Chief Executive Officer, Gary J. Fitlin, our Chief Financial Officer and Treasurer, and Peter Pitsiokos, our Chief Operating Officer, Chief Compliance Officer and Secretary. Historically, the Compensation Committee has structured executive compensation packages to consist of base cash compensation, a bonus that is purely discretionary on the part of the Compensation Committee and some form of change-in-control incentive component. In the case of Messrs. Braun and Fitlin, the incentive component is contained in their respective employment agreement as a right to earn a bonus equal to $125,000 if they are employed by the Company as of the effective date of a “change-in-control” as defined in the Code. In the case of Mr. Pitsiokos, he is a participant, along with the Company’s directors, in the Incentive Compensation Plan, under which benefits are realized upon either a change-in-control or the issuance of an “excess dividend” following certain asset sales. Neither Frederick Braun, the Company’s Chief Executive Officer who joined the Company in February 2013, nor Gary Fitlin, the Company’s Chief Financial Officer who joined the Company in 2009, is a participant in the Incentive Compensation Plan. Factors considered by the Compensation Committee in determining the amount (and, where applicable, the formula) for each of the foregoing components of compensation are typically subjective, such as the Compensation Committee’s perception of management’s performance and any changes in management responsibility. The compensation program is designed to reward both prudent management of the Company’s business operations, namely the operational and financial management of the Company’s assets, and the successful pursuit of the Company’s strategic plan.

Our board of directors approved amendments to the Incentive Compensation Plan in February 2, 2010 to better align the interests of the participants with those of the Company’s shareholders as the Company pursued its strategic plan to position itself over a reasonable period of time for one or more liquidity events that will maximize shareholder value. Prior to the 2010 amendments, payments under the Incentive Compensation Plan were triggered only by a “change-in-control”, defined generally as the acquisition by a person of 30% or more of the Company’s outstanding shares, sale of assets having a total gross fair market value equal to or more than 90% of the fair market value of the Company’s assets, or any merger, share exchange or consolidation of the Company other than a merger where the Company’s shareholders immediately before the merger own immediately following the merger at least 70% of the combined voting power of the Company’s outstanding securities. The 2010 amendments expanded the trigger for payments to include any “excess dividend”, defined generally as a dividend in excess of income from operations paid to shareholders following certain sales of assets. This change was made to remove any bias participants may otherwise have as between change-in-control transactions and asset dispositions followed by distributions of proceeds.

The 2010 amendments also vested all participants currently. Previously, a participant was required to be either an employee or a director at the time of a triggering event to be eligible to receive a payment. The current vesting of all participants has the potential to reduce the incentive of an executive to remain employed until a triggering event. Since adoption of the 2010 amendments, one officer/director participant, Stephen Maroney, terminated his employment with the Company and resigned from the board (and one director participant, Naveen Bhatia, resigned from the board). To mitigate against the potential reduction in incentive to remain with the Company, the 2010 amendment also provided for an adjustment in the calculation of a departed participant’s payment designed to ensure that such participant could not benefit from any post-departure increase in the value of the Company.

In July 2012, the Company received $167,530,657 from the State of New York in payment of the judgments in the Company’s favor in the Company’s condemnation litigation with the State, of which $98,685,000 was deferred for income tax purposes and $68,845,657 was considered REIT taxable income in 2012. On November 19, 2012, the Company declared a special cash dividend of $56,786,644 or $38.30 per share of Common Stock, which was paid on December 14, 2012 to shareholders of record on December 1, 2012, and approved an aggregate payment of $4,213,000 as required under the terms of the Incentive Compensation Plan to be allocated and paid to individual participants in accordance with the rules of the Incentive Compensation Plan. Mr. Pitsiokos was allocated $568,755 of such payment. On September 13, 2013, our board of directors declared a special dividend of $98,685,000 or $66.56 per share of Common Stock, payable on December 30, 2013 to shareholders of record as of November 1, 2013, and approved an aggregate payment of up to $7,321,600 as required under the terms of the Incentive Compensation Plan to be allocated and paid to individual participants in accordance with the rules of the Incentive Compensation Plan.

The Company’s shareholders will be voting at the Annual Meeting on whether to approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in this proxy statement in accordance with SEC rules. This is identified as item 4 on the enclosed proxy card. Shareholders will also be voting, on an advisory (non-binding) basis, on the frequency (every one, two or three years) with which the non-binding shareholder vote to approve the compensation of the named executive officers should be conducted (item 5 on the enclosed proxy card), and on the “golden parachute” compensation arrangements for certain executive officers (item 6 on the enclosed proxy card). Smaller reporting companies (companies with a public float of less than $75 million) are not required to provide their shareholders with the foregoing advisory votes on executive compensation. Effective in 2013, the Company is no longer a smaller reporting company. Because these votes are advisory, they are not binding on our board of directors or the Company. Nevertheless, the views expressed by the shareholders, whether through this vote or otherwise, are important to management and our board of directors and, accordingly, our board of directors and the Compensation Committee intend to consider the results of these votes in making determinations in the future regarding executive compensation arrangements.

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COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management of the Company. Based on this review and discussion, we recommend to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

THE COMPENSATION COMMITTEE

Paul L. Lamb

Elliot H. Levine

Ron J. Macklin

Philip F. Palmedo

Nader G. M. Salour

Richard B. Smith

The foregoing report shall not be deemed incorporated by reference by any general statement incorporating by reference this statement into any filing under the Securities Act or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

EXECUTIVE COMPENSATION

Executive Summary

The following table sets forth the total compensation awarded to, earned by or paid to each of the following persons (collectively referred to as the “Named Executive Officers”) for services rendered during the years ended December 31, 2012 and 2011:

(a)	our principal executive officers;

(b)	each of our two most highly compensated executive officers who were serving as executive officers at the end of the years ended December 31, 2012 and 2011; and

(c)	up to two additional individuals for whom disclosure would have been provided under (b) but for the fact that the individual was not serving as our executive officer at the end of the years ended December 31, 2012 and 2011.

SUMMARY COMPENSATION TABLE

Name and principal position	Year		Salary ($)	Bonus ($)		Stock awards #	Option awards	Non-equity incentive compensation plan ($)		Non-qualified deferred compensation earnings ($)	All other compensation ($)		Total ($)
Frederick C. Braun III (1)	(A	)	0	0		0	0	0		0	0		0
President and CEO
Stephen V. Maroney	2012		174,583	0		0	0	779,405	(E)	0	0		953,988
Former President and CEO	2011		220,000	25,000	(C)	0	0	0		0	0		245,000
Peter Pitsiokos	2012		185,712	25,000	(B)			568,755	(E)				779,467
COO and Secretary	2011		176,869	25,000	(C)	0	0	0		0	0		201,869
Gary Fitlin	2012		195,335	25,000	(B)	0	0	0		0	60,500	(D)	280,835
CFO and Treasurer (F)	2011		158,000	0		0	0	0		0	75,000	(D)	233,000

(A)	Frederick C. Braun III was appointed President and Chief Executive Officer effective February 25, 2013.

(B)	Consists of 2012 performance bonuses issued on December 21, 2012 to each of Mr. Pitsiokos and Mr. Fitlin for $25,000.

(C)	Consists of 2011 performance bonuses issued on March 14, 2012 to each of Mr. Maroney and Mr. Pitsiokos for $25,000.

(D)	Consists of deferred cash compensation that vests annually each October and is payable at the earlier of termination, resignation, or October 2012.

(E)	The Company declared and paid a special dividend of $38.30 per share in December 2012 which triggered a payment under the Company’s Incentive Compensation Plan to each of Mr. Maroney and Mr. Pitsiokos of $779,405 and $568,755. Mr. Maroney vested in his benefits and will receive future compensation payments under the Incentive Compensation Plan upon any triggering events as if he remained with the Company, provided that as a departed employee Mr. Maroney’s payout may not benefit from any post-departure

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increase in the Company’s stock price above the 10-day average prior to his departure. Mr. Pitsiokos’ benefit under the Incentive Compensation Plan also vested but he remains with the Company.

(F)	In addition to serving as CFO and Treasurer, Mr. Fitlin also served as interim President and CEO from August 23, 2012 until February 25, 2013.

The Registrant has concluded that aggregate amounts of perquisites and other personal benefits, securities or property to any of the current executives does not exceed $10,000 and that the information set forth in tabular form above is not rendered materially misleading by virtue of the omission of such personal benefits.

Employment Agreements

During the fiscal years ended December 31, 2012 and 2011, the Company was a party to separate employment agreements with each of Mr. Maroney (the Company’s President and CEO at the time) and Mr. Pitsiokos (the Company’s COO and Secretary). Each employment agreement provided for an annual base salary and discretionary annual incentive cash bonus. The employment agreements also provided for certain severance and change-in-control benefits. On June 12, 2009, the Company and the two officers mutually agreed to terminate the automatic extension provisions of the agreements which had originally provided for an evergreen three-year term. As a result, the term of the employment agreements ended on June 12, 2012.

During the fiscal years ended December 31, 2012, 2011 and 2010, the compensation arrangements between the Company and Gary Fitlin, the Company’s Chief Financial Officer, were set forth in an Offer Letter (the “Offer Letter”) and a Deferred Bonus Agreement (the “Bonus Agreement”), each executed on October 22, 2009. Pursuant to the Offer Letter and the Bonus Agreement, Mr. Fitlin joined the Company at a base salary of $158,000 per year and became eligible to receive deferred bonus payments equal to $75,000 for each full year (or portion thereof) of service during the three-year period ended October 21, 2012. The deferred bonus payments vested on October 21 of each of 2010, 2011 and 2012, respectively. Pursuant to the Bonus Agreement, the aggregate deferred bonus was paid on October 26, 2012. The obligations of the Company and Mr. Fitlin have been fulfilled under the Bonus Agreement.

On May 17, 2013, the “Company entered into new employment agreements with Frederick C. Braun III and Gary J. Fitlin, respectively (the “Employment Agreements”), each dated May 15, 2013 and effective April 1, 2013, pursuant to which Messrs. Braun and Fitlin continued to serve as President and Chief Executive Officer and as Senior Vice President and Chief Financial Officer, respectively. The Employment Agreements provide for substantially identical compensation and severance provisions. Pursuant to the Employment Agreements, each of Mr. Braun and Mr. Fitlin earn a base salary at the rate of $250,000 per year plus a bonus equal to $125,000 if he is employed by the Company as of the effective date of a change-in-control (the “Change-in-Control Bonus”). The Employment Agreements define a change-in-control as the first to occur of a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company, as each such term is defined under Section 409A of the Code. Pursuant to the terms of the Employment Agreements, there is no required minimum period of employment, and either the Company or the executive may terminate at any time, with or without cause. If the executive is terminated without cause, the Company must provide him with at least 60 days’ prior written notice of termination, and must pay him (i) the pro rata share of his base salary through those 60 days, (ii) the Change-in-Control Bonus, and (iii) severance pay equal to six months’ base salary from the date of termination. If the executive is terminated for cause (as defined in the Employment Agreements), he will be paid the pro rata share of his base salary through the date of termination. Each of the executives may also terminate upon 60 days’ prior written notice.

Outstanding Equity Awards at Fiscal Year End

As of the year ended December 31, 2012, there were no unexercised options, stock that has not vested or equity incentive compensation plan awards held by any of the Company’s named executive officers.

Severance and Change-in-Control Benefits

Pursuant to the Employment Agreements, each of Mr. Braun and Mr. Fitlin earn a bonus equal to $125,000 if he is employed by the Company as of the effective date of a change-in-control (the “Change-in-Control Bonus”). The Employment Agreements define a change-in-control as the first to occur of a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company, as each such term is defined under Section 409A of the Code. Pursuant to the terms of the Employment Agreements, there is no required minimum period of employment, and either the Company or the executive may terminate at any time, with or without cause. If the executive is terminated without cause, the Company must provide him with at least 60 days’ prior written notice of termination, and must pay him (i) the pro rata share of his base salary through those 60 days, (ii) the Change-in-Control Bonus, and (iii) severance pay equal to six months’ base salary from the date of termination. If the executive is terminated for cause (as defined in the Employment Agreements), he will be paid the pro rata share of his base salary through the date of termination. Each of the executives may also terminate upon 60 days’ prior written notice.

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Incentive Compensation Upon a Change-in-Control or Payment of Certain Dividends Following an Asset Sale

The Company believes that providing incentive payments in a change-in-control situation is beneficial to shareholders because it encourages management and our board of directors to remain impartial when evaluating a transaction that may be beneficial to shareholders yet could negatively impact the continued employment or board position of an executive officer or director, and to promote long term value maximization. Toward that end, the Company established an incentive compensation plan in 1999, and our board of directors approved amendments to the plan on February 2, 2010 which are set forth in an Amended and Restated Incentive Compensation Plan dated as of February 2, 2010 (as amended, the “Incentive Compensation Plan”), a copy of which was included as an exhibit to the Company’s Current Report on Form 8-K, filed with the SEC on February 8, 2010. Our board of directors approved the amendments to the Incentive Compensation Plan to better align the interests of the participants with those of the Company’s shareholders as the Company pursued its strategic plan to position itself over a reasonable period of time for one or more liquidity events that will maximize shareholder value. Full-time employees and members of our board of directors are eligible to participate, and rights of all participants vested immediately on February 2, 2010. Neither Frederick C. Braun III (the Company’s Chief Executive Officer), who joined the Company in February 2013, nor Gary Fitlin (the Company’s Chief Financial Officer), who joined the Company in 2009, is a participant in the Incentive Compensation Plan. Naveen Bhatia, who resigned from the Board of Directors in September, 2013, remains a participant in the Incentive Compensation Plan, although his payout may not benefit from any post-departure increase in the Company’s stock price above the 10-day average prior to his departure adjusted for any distributions made following his departure.

The benefits are realized upon either a change-in-control of the Company, or upon the issuance by the Company of an “Excess Dividend” following certain asset sales.

Change-in-control is defined as the accumulation by any person, entity or group of 30% or more of the combined voting power of the Company’s voting stock or the occurrence of certain other specified events. In the event of a change-in-control, the Incentive Compensation Plan provides for a cash payment equal to the difference between the Incentive Compensation Plan’s “establishment date” price of $15.39 per share and the per share price of the Common Stock on the closing date, multiplied by the equivalent of 110,000 shares of Common Stock (such number of shares subject to adjustments to reflect changes in capitalization).

An “Excess Dividend” is defined as a dividend in excess of income from operations, paid to shareholders following certain sales of assets, in which the sale of assets equals or exceeds 15 percent of the total gross fair market value of all assets of the Company immediately prior to the sales. In the event of an Excess Dividend, the Company is obligated to pay to plan participants a “Disposition Dividend” which in the aggregate is equal to the Excess Dividend paid per share multiplied by the number of Incentive Compensation Units in the plan, currently 110,000. This Disposition Dividend is allocated to the plan participants according to their weighted percentages, as described below.

Payments under the Incentive Compensation Plan may be deemed to be a form of deferred compensation (within the meaning of Section 409A of the Code), and if the Incentive Compensation Plan fails certain tests, the Company may have certain income tax withholding obligations under Section 409A and face interest and penalties if it fails to, or has failed to, fulfill these obligations.

For any individual who becomes a participant with an effective date after December 31, 2009, the average trading price of the Company’s stock for the 10 trading days ending on the trading day prior to the participant’s initial date of participation will replace the price of $15.39 for the purpose of calculating the benefit. Currently, Peter Pitsiokos is the only executive officer who is a participant in the Incentive Compensation Plan, as is each of the directors. Neither Frederick C. Braun III (the Company’s Chief Executive Officer), who joined the Company in February 2013, nor Gary Fitlin (the Company’s Chief Financial Officer), who joined the Company in 2009, is a participant in the Incentive Compensation Plan.

The payment amount would be distributed to eligible participants based upon their respective weighted percentages (ranging from 0.5% to 18.5%). Stephen V. Maroney, the Company’s former Chief Executive Officer who resigned in August 2012 and Peter Pitsiokos, the Company’s Chief Operating Officer, are currently entitled to 18.5% and 13.5%, respectively, of any distribution under the Incentive Compensation Plan with the balance being distributable to other eligible employees (11.5%) and members of our board of directors (56.5%). In the case of Mr. Maroney and other former employees, however, as departed employees and director, his payout may not benefit from any post-departure increase in the Company’s stock price above the 10-day average prior to his departure adjusted for any distributions made following his departure. There are currently 110,000 units granted under the Incentive Compensation Plan, equal to 110,000 shares of Common Stock.

In July 2012, the Company received $167,530,657 from the State of New York in payment of the judgments in the Company’s favor in the Company’s condemnation litigation with the State; as of December 31, 2012 the Company intended to defer recognition of $98,685,000 for federal income tax purposes and recognize $68,845,657 as REIT taxable income in 2012. On November 19, 2012, the Company declared a special cash dividend of $56,786,644 or $38.30 per share of Common Stock, which was paid on December 14, 2012, to shareholders of record on December 1, 2012, and approved an aggregate payment of $4,213,000 as required under the terms of the Incentive Compensation Plan to be allocated and paid to individual participants in accordance with the rules of the Incentive Compensation Plan. On September 13, 2013, our board of directors declared a Special Dividend of $98,685,000 or $66.56 per share of Common Stock, of which approximately $68,000,000, or $45.86 per share, will be paid in cash. The balance will be payable in the form of interests in a newly formed New York limited liability company, Gyrodyne Special Distribution, LLC. It is expected that such interests collectively will constitute a 99% economic interest in all of the Company's properties: Flowerfield, Port Jefferson, Cortlandt and Fairfax, which will be subject to an aggregate of $15,000,000 in

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mortgages payable to a subsidiary of Gyrodyne that will be retained by Gyrodyne, and that Gyrodyne will retain a 1% interest in the limited liability company and will be its managing member. The limited liability company interests will not be transferable except in extremely limited circumstances. Prior to the distribution, it is expected that our board of directors will determine that such limited liability company interests in the aggregate (representing the value of the 99% interest in the properties less the mortgages payable) are valued in good faith at $30,685,000 ($20.70 per share) or more. Thus, all required distributions of REIT income for 2012 required to be made under applicable laws will be made by means of such special dividend. The Special Dividend will be payable on December 30, 2013 to shareholders of record as of November 1, 2013. In connection with the Special Dividend, the board of directors also approved an aggregate payment of up to $7,321,600 as required under the terms of the Incentive Compensation Plan to be allocated and paid to individual participants in accordance with the rules of the Incentive Compensation Plan. As to such Incentive Compensation Plan payments corresponding to the non-cash portion of the Special Dividend, the board determined that any such payments will be made only at such times as and proportionately with actual cash distributions made to the shareholders on the Dividend Notes or limited liability company interests.

Pension Plan

The Company maintains the Gyrodyne Company of America, Inc. Pension Plan, which is a traditional defined benefit pension plan. The Pension Plan is believed to provide a reasonable retirement benefit for the executives and all other employees. The (underfunded) and overfunded status of the Company’s pension plan is included in pension costs and prepaid pension costs in the consolidated balance sheets contained in the Company’s Annual Report for the year ended December 31, 2012, included in this mailing, and is ($492,656) and $1,064,843 at December 31, 2012 and 2011, respectively. In compliance with minimum funding requirements, the Company did not have a minimum funding requirement for the year ended December 31, 2012 or 2011. The Company does not maintain any nonqualified deferred compensation programs (other than the Incentive Compensation Plan) or any qualified Profit Sharing or Section 401(k) Plans intended to qualify under Sections 401(a) and 501(a) of the Code. The Pension Plan has a significant investment in the Company’s Common Stock which reflected a closing price per share on the last trading day of 2012 and 2011 of $72.06 and $102, respectively. The approximate 27% increase in the market price of Gyrodyne stock during 2011 was the primary factor responsible for maintaining the overfunded status of the pension plan as of December 31, 2011. The drop in interest rates (discount rate) was the primary factor for the plan’s status transitioning from overfunded to underfunded.

Pension Benefits for Fiscal Year 2012

The following table sets forth the present value as of December 31, 2012 of accumulated benefits under each plan that provides for pension benefits to the named executive officers at, following or in connection with retirement (Frederick C. Braun, our President and Chief Executive Officer, was not serving as such on December 31, 2012):

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Name	Plan Name	Number of years credited service (#)	Present value of accrued benefit ($)	Payments during last fiscal year ($)
Stephen Maroney	Gyrodyne Company of America, Inc. Pension Plan	13	0	928,805.77
Peter Pitsiokos	Gyrodyne Company of America, Inc. Pension Plan	20	706,729	0
Gary Fitlin	Gyrodyne Company of America, Inc. Pension Plan	3	71,488	0

COMPENSATION OF DIRECTORS

Effective January 1, 2010, our board of directors approved a change in the structure of director’s compensation to a flat annual fee payable monthly. Beginning January 1, 2010, each director is entitled to an annual director fee of $30,000 per year, which includes attendance at meetings of our board of directors and committee meetings. Prior to 2010, each director was entitled to receive an annual fee ($12,000 in 2009) and a per-meeting fee for each board and committee meeting attended ($1,000 and $500, respectively, in 2009). The Chairman of our board of directors is also entitled to receive a Chairman’s fee of $24,000 per year. Directors are reimbursed for travel and other expenses related to Company business.

In addition, on December 14, 2012, each Director and the Chairman of our board of directors received a payment under the Company’s Incentive Compensation Plan. Members of our board of directors received a payment of $315,975 each. The Chairman of our board of directors received a total payment of $484,495.

Effective January 1, 2013, our board of directors authorized an increase in annual director fees to $42,000 per year (which includes attendance at board meetings and committee meetings) and an increase in the Chairman’s fee. to $36,000 per year for a total of $78,000 per year.

The following table shows the compensation earned by each of the Company’s non-officer directors for the year ended December 31, 2012:

Name	Fees earned or paid in cash ($)	Stock Awards ($)	Option Awards ($)	Non-equity incentive compensation plan ($)	Non-qualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
Paul L. Lamb	54,000	0	0	484,495	0	0	538,495
Naveen Bhatia*	30,000	0	0	315,975	0	0	345,975
Philip F. Palmedo	30,000	0	0	315,975	0	0	345,975
Elliot H. Levine	30,000	0	0	315,975	0	0	345,975
Richard B. Smith	30,000	0	0	315,975	0	0	345,975
Ronald J. Macklin	30,000	0	0	315,975	0	0	345,975
Nader G.M. Salour	30,000	0	0	315,975	0	0	345,975
Total	234,000			2,380,345			2,614,345

*	Resigned, effective September 26, 2013.

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Members of our board of directors are eligible to participate in the Company’s Amended and Restated Incentive Compensation Plan dated as of February 2, 2010, described above under “Incentive Compensation Upon a Change-in-Control or Payment of Certain Dividends Following an Asset Sale.” Rights of all participants, including the directors named in the table above, vested immediately on February 2, 2010.

TRANSACTIONS WITH CERTAIN RELATED PERSONS

There were no transactions in effect since January 1, 2011 (the beginning of the fiscal year preceding the Company’s last fiscal year) or currently proposed in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which any related person (as such term is defined in Item 404(a) of Regulation S-K) had or will have a direct or indirect material interest.

All of the members of our board of directors are independent directors as defined by the listing requirements of NASDAQ. Such independent directors are Messrs. Lamb, Levine, Macklin, Palmedo, Salour and Smith. The Company has compensation, nominating, audit and strategic alternatives committees, the members of which are also independent as defined by the listing requirements of NASDAQ.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires that the Company’s directors, officers and any person holding more than ten percent of the Company’s Common Stock file with the SEC reports of ownership and changes in ownership, and that such individuals furnish the Company with copies of the reports.

Based solely on the Company’s review of copies of Forms 3 and 4 and amendments thereto received by it during fiscal 2012 and Forms 5 and amendments thereto received by the Company with respect to fiscal 2012 and any written representations from certain reporting persons that no Form 5 is required, Gyrodyne believes that none of the Company’s executive officers, directors or 10% shareholders failed to file on a timely basis reports required by section 16(a) of the Exchange Act during fiscal 2012.

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, and Section 14A of the Exchange Act, the Company’s shareholders are now entitled to vote whether to approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in this proxy statement in accordance with SEC rules. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Company’s named executive officers and the philosophy, policies and practices described in this proxy statement.

The compensation of our named executive officers subject to the vote is disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related narrative disclosure contained in this proxy statement. We believe that our executive compensation program is appropriately designed and responsible in that it is designed to promote the Company’s strategic plan without encouraging our executives to assume excessive risks. Our Compensation Committee believes that the Company’s executive compensation program must be tailored to meet the demands of the Company’s strategic goal, which is to position the Company to maximize shareholder value through one or more liquidity events.

The Compensation Committee believes the Company’s executive compensation program is well-aligned with the Company’s strategic plan and the long-term interests of shareholders.

Accordingly, our board of directors is asking the shareholders to indicate their support for the compensation of the Company’s named executive officers as described in this proxy statement by casting a non-binding advisory vote “FOR” the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

Because the vote is advisory, it is not binding on our board of directors or the Company. Nevertheless, the views expressed by the shareholders, whether through this vote or otherwise, are important to management and our board of directors and, accordingly, our board of directors and the Compensation Committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements.

Advisory approval of this proposal requires the vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE

“FOR” THE ADVISORY APPROVAL OF EXECUTIVE COMPENSATION.

THIS IS IDENTIFIED AS ITEM 2 ON THE ENCLOSED PROXY CARD.

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PROPOSAL 3: FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

The Dodd-Frank Act and the Exchange Act require that the Company include in the proxy materials an advisory resolution subject to a non-binding shareholder vote to approve the compensation of the named executive officers. The approval of this resolution is included as Proposal 3 in this proxy statement. The Dodd-Frank Act and the Exchange Act also require that we enable the shareholders to vote to approve, on an advisory (non-binding) basis, the frequency (one, two or three years) with which the non-binding shareholder vote to approve the compensation of the named executive officers should be conducted. In accordance with such rules, the Company is requesting that shareholders vote to advise whether this non-binding shareholder vote to approve the compensation of the named executive officers should occur every one, two or three years, or abstain.

Our board of directors believes that a non-binding advisory shareholder vote on executive compensation should occur every three years. A triennial vote will provide our board of directors time to obtain information on shareholders’ views of the compensation of the executive officers. It will also provide our board of directors and Compensation Committee with sufficient time to implement any appropriate changes to the executive compensation program.

Accordingly, the Company is giving shareholders an opportunity to cast an advisory vote to determine the frequency of future advisory votes on executive compensation. When voting on this proposal, shareholders may indicate whether they would prefer an advisory vote every one, two or three years.

OUR BOARD OF DIRECTORS RECOMMENDS

THAT THE SHAREHOLDERS VOTE FOR 3 YEARS ON THIS PROPOSAL.

THIS IS IDENTIFIED AS ITEM 3 ON THE ENCLOSED PROXY CARD.

PROPOSAL 4: RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

Our board of directors, upon the recommendation of the Audit Committee, which is comprised entirely of independent directors, has appointed the accounting firm of Baker Tilly as independent public accountants of the Company and its subsidiaries for the current fiscal year. The appointment of Baker Tilly has been ratified by the shareholders every year since 1990. Our board of directors is requesting ratification of Baker Tilly as independent public accountants for the fiscal year ending December 31, 2013. This firm has no financial interest in the Company or any connection with the Company other than as auditors and independent public accountants. The report of Baker Tilly with respect to the Company’s financial statements appears in the Company’s annual report for the fiscal year ended December 31, 2012.

In the event the proposal is defeated, the adverse vote will be considered a direction to our board of directors to select other independent public accountants for the next fiscal year. However, because of the expense and difficulty of making any substitution of independent public accountants after the beginning of a fiscal period, it is contemplated that the appointment for fiscal year 2013 will be permitted to stand unless our board of directors finds other reasons for making the change.

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Audit and Other Fees

The following is a summary of the fees billed to the Company by Baker Tilly, its principal accountants, for professional services rendered for the years ended December 31, 2012 and December 31, 2011:

Fee Category	Fiscal December 31, 2012	Fiscal December 31, 2011
Audit Fees (1)	$120,000	$90,000
Audit-Related Fees (2)	$2,500	$16,568
Tax Fees (3)	$32,500	$29,827
All Other Fees (4)	—	—
Total Fees	$155,000	$136,395

(1)                 Audit Fees consist of aggregate fees billed for professional services rendered for the audit of the Company’s annual financial statements, review of the interim financial statements included in quarterly reports, and services that are normally provided by the independent auditors in connection with statutory and regulatory filings or engagements for the fiscal years ended December 31, 2012 and December 31, 2011, respectively.

(2)                 Audit-Related Fees consist of aggregate fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported under “Audit Fees.” Such services include review of Form 8-K filings, Form S-3 filings, proxy filings and research into various accounting issues.

(3)                 Tax Fees consist of aggregate fees billed for professional services rendered by the Company’s principal accountant for tax compliance, tax advice and tax planning. The amounts disclosed consist of fees paid for the preparation of federal and state income tax returns and research into the tax implications of the Company’s REIT election.

(4)                 All Other Fees would consist of aggregate fees billed for products and services provided by Baker Tilly, the Company’s principal accountant, other than those disclosed above.

None of the services performed by Baker Tilly for the Company were performed by non-full-time Baker Tilly employees.

The Audit Committee is responsible for the appointment, compensation and oversight of the work of the independent auditors and approves in advance any services to be performed by the independent auditors, whether audit-related or not. The Audit Committee reviews each proposed engagement to determine whether the provision of services is compatible with maintaining the independence of the independent auditors. The Audit Committee has determined not to adopt any blanket pre-approval policies or procedures. All of the fees shown above were pre-approved by the Audit Committee.

A representative of Baker Tilly is expected to be present at the annual meeting, will be given an opportunity to make a statement if he or she desires to do so and is expected to be available at a designated time during the annual meeting to respond to appropriate questions.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS

VOTE “FOR” THE RATIFICATION OF APPOINTMENT OF BAKER TILLY AS INDEPENDENT

ACCOUNTANTS. THIS IS IDENTIFIED AS ITEM 4 ON THE ENCLOSED PROXY CARD.

2014 SHAREHOLDER PROPOSALS

If a shareholder wishes to have a particular proposal considered by our board of directors for inclusion in the Company’s proxy statement for an annual meeting of shareholders, the shareholder must satisfy the requirements set by the SEC in its proxy rules. The particular proxy rule, Rule 14a-8, requires that shareholders submit their proposals in writing to the Company at least 120 days before the anniversary date of this proxy statement mailing date for the prior year’s annual meeting. Thus, shareholders who wish to submit their proposals for inclusion in the Company’s proxy statement for next year’s annual meeting must deliver such proposals to the Corporate Secretary on or before July 30, 2014, provided that if the date of next year's annual meeting has been changed by more than 30 days from the date of this year's meeting, then the deadline is a reasonable time before the Company begins to print and send its proxy materials, which would be disclosed in the Company’s reports filed with the SEC. The notice must clearly identify the proposal, contain a brief supporting statement and all required information about the proposing shareholder, and otherwise satisfy the SEC’s rule. Proposals should be addressed to the Secretary of the Company, Gyrodyne Company of America, Inc., One Flowerfield, Suite 24, Saint James, New York 11780.

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In order for a shareholder nomination or proposal to be raised from the floor during the 2014 annual meeting of shareholders, the requirements set forth in the Company’s by-laws with respect to shareholder proposals must be followed, including the requirement that written notice thereof must be received by the Company not less than 120 days nor more than 150 days before the anniversary date of the prior year’s annual meeting (there are special rules if the current year’s meeting date is held more than 30 days before, or more than 60 days after, the anniversary of the prior year’s meeting date). For the 2014 annual meeting of shareholders, the written notice must be given not later than August 29, 2014 and no earlier than July 30, 2014. If the date of the annual meeting in 2014 is more than 30 days before or more than 60 days after such anniversary date, however, notice by the shareholder to be timely must be delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public disclosure of the date of such meeting is first made by the Company. The shareholder’s written notice must contain the information required in the Company’s by-laws, including (i) all information relating to any nominees proposed by the shareholder that is required to be disclosed in solicitations of proxies pursuant to Regulation 14A under the Securities Exchange Act of 1934 and Rule 14a-11 thereunder, (ii) a brief description of any proposals sought to be presented for a vote at the meeting, (iii) the shareholder’s name and record address and (iv) the class and number of shares of Common Stock that are beneficially owned. Shareholders proposing nominees for election to our board of directors must have continuously held at least $2,000 in market value, or 1%, of the Company’s outstanding Common Stock entitled to vote for at least one year by such date of giving of notice or be entitled to cast votes with respect to at least 5% of the outstanding Common Stock. Nominations and proposals should be submitted in writing to the Secretary of the Company, Gyrodyne Company of America, Inc., One Flowerfield, Suite 24, Saint James, New York 11780, who will submit them to our board of directors for its consideration.

WHERE YOU CAN FIND MORE INFORMATION

The SEC allows us to “incorporate by reference” information into this proxy statement, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except for any information superseded by information in this proxy statement or incorporated by reference subsequent to the date of this proxy statement. This proxy statement incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us and our financial condition and are incorporated by reference into this proxy statement.

The following Gyrodyne filings with the SEC are incorporated by reference:

•	Gyrodyne’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012;

•	Gyrodyne’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2013;

•	Gyrodyne’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2013;

•	Gyrodyne’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2013; and

•	Gyrodyne’s Current Reports on Form 8-K dated as of June 1, 2013, September 12, 2013 and September 26, 2013.

Information furnished under Items 2.02 or 7.01 (or corresponding information furnished under Item 9.01 or included as an exhibit) in any past or future current report on Form 8-K that we file with the SEC, unless otherwise specified in such report, is not incorporated by reference in this proxy statement, nor are any other documents or information that is deemed to have been “furnished” and not “filed” with the SEC.

We also incorporate by reference into this proxy statement additional documents that we may file with the SEC between the date of this proxy statement and the date of the annual meeting. These documents include periodic reports, such as Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as well as Current Reports on Form 8-K and proxy soliciting materials. The information provided on our website is not part of this proxy statement, and therefore is not incorporated by reference herein.

You may read and copy any reports, statements or other information that we file with the SEC at the SEC’s public reference room at the following location: Station Place, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may also obtain copies of those documents at prescribed rates by writing to the Public Reference Section of the SEC at that address. Please call the SEC at (800) SEC-0330 for further information on the public reference room. These SEC filings are also available to the public from commercial document retrieval services and at www.sec.gov. In addition, shareholders may obtain free copies of the documents filed with the SEC by Gyrodyne through the Investor Relations section of our website, and the “SEC Filings” tab therein.

You may obtain any of the documents we file with the SEC, without charge, by requesting them in writing or by telephone from us at the following address:

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Gyrodyne Company of America, Inc.

Attn: Investor Relations

One Flowerfield, Suite 24

Saint James, New York 11780

Telephone: (631) 584-5400

Facsimile: (631) 584-7075

If you would like to request documents from us, please do so by December 17, 2013, to receive them before the annual meeting. If you request any documents from us, we will mail them to you by first class mail, or another equally prompt method, within one business day after we receive your request. Please note that all of our documents that we file with the SEC are also promptly available through the Investor Relations section of our website, www.gyrodyne.com, and the “SEC Filings” tab therein. The information included on our website is not incorporated by reference into this proxy statement.

If you have any questions concerning the annual meeting, the proposals to be considered at the annual meeting or this proxy statement, or if you would like additional copies of this proxy statement or need help voting your shares of Gyrodyne Common Stock, please contact our proxy solicitor: MacKenzie Partners, Inc., toll-free at 1-800-322-2885.

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Annex A

GYRODYNE COMPANY OF AMERICA, INC.

COMPENSATION COMMITTEE CHARTER

Purpose:

The purpose of the Company’s Compensation Committee is to aid our board of directors in meeting its responsibilities with regard to oversight and determination of executive compensation, which includes evaluating and determining compensation of the members of our board of directors, the Chief Executive Officer and all other executive officers and administering equity and other incentive compensation plans for all employees.

Membership:

The Compensation Committee shall consist of all directors on our board of directors who are independent in accordance with Section 952 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and NASDAQ listing standards or any other standards that law or regulation may require or that our board of directors shall determine to apply, and be chaired by the Chairman of our board of directors. Given the fact that the Compensation Committee is comprised of all of the independent members of our board of directors, decisions issued by the Compensation Committee will constitute the decisions of our board of directors with regard to the payment of executive compensation, but the Compensation Committee may form and delegate authority to one or more members or subcommittees when appropriate.

Responsibilities and Duties:

The Compensation Committee shall:

1.                 Review and adopt the Company’s goals and objectives relevant to CEO and executive officer compensation, evaluate the performance of the CEO and executive officers in light of those stated goals and objectives and determine and set annual compensation (consisting of salary and bonus awards) levels for the CEO and all executive officers based on individual performance evaluations.

2.                 Annually review and approve the compensation policies of the Company, including, as appropriate in the discretion of the Compensation Committee, consideration of peer companies and other data sources.

3.                 Annually review and evaluate the level and form of compensation for our board of directors and committee service by non-employee members of our board of directors and adopt changes when appropriate.

4.                 Consider policies with respect to shareholder proposals related to compensation matters.

5.                 Consider any incentive compensation plans including any amendments thereto, considering the Company’s business objectives and an intention to promote appropriate practices and not excessive risk-taking.

6.                 Administer the Company’s qualified benefit plans and nonqualified benefit plans, including retirement and other employee benefit and perquisite plans, and grant and ratify awards under such plans as provided in the applicable plan documents, including the review and approval of management recommendations to all eligible employees under any existing plans.

7.                 As requested by Company management, review, consult and make recommendations and/or determinations regarding employee compensation and benefit plans generally, including employee bonus and retirement plans and programs.

8.                 With the assistance of counsel, draft, review and approve the annual Report of the Compensation Committee on executive compensation to be included in Company’s annual proxy statement as required under applicable law, regulation or listing standards.

9.                 When necessary and appropriate, be authorized to designate one or more of its members to perform certain of its duties on its behalf, subject to any reporting to and ratification by the Compensation Committee as the Compensation Committee shall direct.

10.               Periodically review the adequacy of its charter and recommend any changes it deems appropriate or as required for compliance purposes, etc.

11.               Review and analyze any materials and data prepared by consultants and advisors engaged to assist the Compensation Committee in fulfilling its responsibilities and duties.

12.               Evaluate the need for, and provisions of, any employment contracts/severance arrangements for the CEO and other executive officers.

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13.               Record adequate minutes of its proceedings, which minutes shall be kept by legal counsel to the Compensation Committee or, in the absence of independent counsel, by legal counsel to the Company. Committee members will be furnished with copies of the minutes of each meeting and any action taken by unanimous consent.

Outside Consultants and Advisors:

In fulfilling its responsibilities and duties, the Compensation Committee has the authority, as it deems necessary or appropriate and at the Company’s expense, to retain, determine the fees and other terms of engagement of, and terminate the engagement of independent compensation consultants, legal counsel and other advisors, which assist the Compensation Committee in the discharge of its responsibilities and duties. The Compensation Committee shall select a compensation consultant, legal counsel, or other adviser only after taking into consideration the independence of the compensation consultant, legal counsel, or other adviser using factors established by law, the rules and regulations of the SEC, and NASDAQ listing standards.

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CONTINUED AND TO BE SIGNED ON REVERSE SIDEGYRODYNE COMPANY OF AMERICA, INC. ANNUAL MEETING OF SHAREHOLDERS, DECEMBER 27, 2013 Revocable Proxy PROXY/AUTHORIZATION AND DIRECTION FOR EXECUTION OF PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby designates Frederick C. Braun III, Gary J. Fitlin and Peter Pitsiokos, and each of them, their true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Shareholders of GYRODYNE COMPANY OF AMERICA, INC. to be held at Flowerfield Celebrations, Mills Pond Road, St. James, New York 11780 on December 27, 2013 at 11:00 A.M., and any adjournment thereof, and revoking all proxies heretofore given, as designated hereon. The shares shall be voted in the discretion of the proxies on such other matters as may properly come before the meeting or any adjournment thereof. This proxy shall remain in effect for a period of one year from its date.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS The Notice of Meeting, Proxy Statement and Proxy Card are available at http://www.gyrodyne.com/proxy.php. FOLD AND DETACH HERE IF YOU ARE RETURNING YOUR VOTED PROXY BY MAIL THIS PROXY/AUTHORIZATION AND DIRECTION FOR EXECUTION OF PROXY, IF PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE FOR A PROPOSAL, THE SHARES WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS. Receipt of the Proxy Statement and Annual Report is hereby acknowledged. A vote FOR Item 1 is recommended by the Board of Directors. 1. To elect two (2) directors to a three-year term of office, and until their successors shall be duly elected and qualified; Ronald J. Macklin Term Expiring 2016 FOR WITHHOLD Philip F. Palmedo Term Expiring 2016 FOR WITHHOLD A vote FOR Item 2 is recommended by the Board of Directors. 2. To approve, on a non-binding advisory basis, the compensation of the Company's named executive officers, as disclosed in this proxy statement; FOR AGAINST ABSTAIN A vote for 3 YEARS on Item 3 is recommended by the Board of Directors. 3. To determine, by a non-binding advisory vote, the frequency of future advisory votes on the compensation of the Company's named executive officers; 1 Yr 2 Yrs 3 Yrs ABSTAIN A vote FOR Item 4 is recommended by the Board of Directors. 4. To ratify the engagement of Baker Tilly Virchow Krause, LLP (successor to Holtz Rubenstein Reminick LLP) as independent accountants of the Company and its subsidiaries for the 2013 fiscal year. FOR AGAINST ABSTAIN Dated , 2013 Signature Title SIGN ABOVE - Please sign exactly as your name appears hereon. If shares are registered in more than one name, all should sign but if one signs, it binds the others. When signing as attorney, executor, administrator, agent, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by an authorized person. If a partnership, please sign partnership name by an authorized person.